Exhibit 99.3
Blackbaud, Inc.
Target Analysis Group, Inc. and Target Software, Inc.
Unaudited Pro Forma Condensed
Combined Financial Statements
On January 16, 2007, Blackbaud, Inc. (“Blackbaud”) acquired privately owned Target Software, Inc. and Target Analysis Group, Inc., (together referred to as “Target”) companies that were related through common ownership based in Cambridge, Massachusetts. Blackbaud paid approximately $54.0 million in cash to the stockholders of Target. The stockholders of Target are also entitled to receive up to an additional $2.4 million pursuant to a one-year earnout arrangement. Blackbaud also paid approximately $2.1 million to holders of options to purchase shares of Target stock as well as $0.8 million to certain senior executives of Target in connection with entering into noncompetition agreements. Blackbaud financed the acquisitions through a combination of cash and borrowings under its credit facility with Wachovia Bank, N.A. Additionally, Blackbaud incurred approximately $1.9 million of direct acquisition-related costs.
The unaudited pro forma condensed combined balance sheet was prepared as if the acquisition of Target had occurred on December 31, 2006. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 was prepared as if the acquisition had occurred on January 1, 2006.
The unaudited pro forma adjustments are based upon available information and assumptions that Blackbaud believes are reasonable. The unaudited pro forma condensed combined balance sheet and statement of operations and related notes thereto should be read in conjunction with Blackbaud’s historical consolidated financial statements as previously filed on Blackbaud’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission (the “Commission”) on February 28, 2007. In addition, this unaudited condensed combined pro forma information should be read in conjunction with the historical combined financial statements of Target included within this Amendment to Current Report on Form 8-K.
These unaudited pro forma condensed combined financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of Target been consummated as of January 1, 2006. The pro forma financial statements do not give effect to any cost savings or incremental costs that may result from the integration of Blackbaud and Target.

Blackbaud, Inc.
Unaudited pro forma condensed combined balance sheet
As of December 31, 2006
(in thousands, except share amounts)

	Historical		Pro Forma
	Blackbaud	Target	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$67,783	$547	(58,836	)(a)	37,573
			30,000	(a)
			(1,921	)(p)
Cash, restricted	518	—	—		518
Accounts receivable, net of allowance	29,505	5,173	—		34,678
Prepaid expenses and other current assets	8,507	572	(202	)(b)	8,751
			(126	)(p)
Deferred tax asset, current portion	4,129	—	568	(i)	4,697

Total current assets	110,442	6,292	(30,517)		86,217
Property and equipment, net	10,524	2,320	—		12,844
Deferred tax asset	62,302	—			62,302
Goodwill	2,518	142	(142	)(d)	40,432
			37,914	(c)
Intangible assets, net	7,986	1,053	(1,053	)(d)	30,309
			22,323	(f)
Other assets	48	299	(299	)(b)	48

Total assets	$193,820	$10,106	$28,226		$232,152

Liabilities and stockholders’ equity
Current liabilities:
Revolving line of credit	—	320	(320	)(p)	—
Loans from stockholders, current portion	—	1,064	(1,064	)(p)	—
Capital lease obligations, current portion	—	493	—		493
Long term debt, current portion	—	662	30,000	(a)	30,000
			(662	)(p)
Trade accounts payable	5,863	156	—		6,019
Accrued expenses and other current liabilities	16,047	1,492	2,930	(g)	20,399
			(69	)(e)
			(1	)(p)
Deferred acquisition costs, current portion	518	—	—		518
Deferred revenue	72,015	1,909	(446	)(h)	73,478

Total current liabilities	94,443	6,096	30,368		130,907
Long-term liabilities:
Deferred acquisition costs, long-term portion	271	—	—		271
Capital lease obligations, long-term portion	—	1,042	—		1,042
Other liabilities, non-current	—	443	(443	)(e)	—
Deferred tax liability, non-current	—	—	568	(i)	568
Long-term deferred revenue	1,874	336	(78	)(h)	2,132

Total long-term liabilities	2,145	1,821	47		4,013
Total liabilities	96,588	7,917	30,415		134,920

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—	—		—
Common stock, $.001 par value; 180,000,000 shares authorized, 49,205,522 issued at December 31, 2006	49	38	(38	)(j)	49
Additional paid-in capital	88,409	1,527	(1,527	)(j)	88,409
Deferred compensation	—				—
Treasury stock, at cost; 4,743,895 December 31, 2006	(69,630)	—	—		(69,630)
Accumulated other comprehensive income	232	—	—		232
Retained earnings	78,172	624	(624	)(j)	78,172

Total stockholders’ equity	97,232	2,189	(2,189)		97,232

Total liabilities and stockholders’ equity	$193,820	$10,106	$28,226		$232,152

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Blackbaud, Inc.
Unaudited pro forma condensed combined statement of operations
Year ended December 31, 2006
(in thousands, except per share amounts)

	Historical		Pro Forma
	Blackbaud	Target	Adjustments		Combined
Revenue
License fees	$32,500	$425	$—		$32,925
Services	61,242	11,040	—		72,282
Maintenance	81,335	2,485	—		83,820
Subscriptions	10,742	5,773	—		16,515
Other revenue	6,140	1,392	—		7,532

Total revenue	191,959	21,115	—		213,074

Cost of revenue
Cost of license fees	2,260	68	43	(m)	2,371
Cost of services	33,717	5,027	905	(m)	39,649
Cost of maintenance	13,225	2,439	107	(m)	15,771
Cost of subscriptions	2,360	3,821	589	(m)	6,770
Cost of other revenue	5,709	792	60	(m)	6,561

Total cost of revenue	57,271	12,147	1,704		71,122

Gross profit	134,688	8,968	(1,704)		141,952

Operating expenses
Sales and marketing	41,405	3,415	—		44,820
Research and development	23,118	2,126	—		25,244
General and administrative	21,757	2,937	—		24,694
Amortization	699	91	(91	) (l)	1,019
			320	(m)

Total operating expenses	86,979	8,569	229		95,777

Income from operations	47,709	399	(1,933)		46,175
Interest income	1,584	2	(1,533	) (o)	53
Interest expense	(48)	(360)	(2,040	) (k)	(2,211)
			237	(q)
Other expense, net	(238)	(11)	—		(249)

Income before provision for income taxes	49,007	30	(5,269)		43,768
Income tax provision	18,499	23	(2,001	) (n)	16,521

Net income	$30,508	$7	$(3,268)		$27,247

Earnings per share
Basic	$0.70				$0.63
Diluted	$0.68				$0.61

Common shares and equivalents outstanding
Basic weighted average shares	43,320,096				43,320,096
Diluted weighted average shares	44,668,476				44,668,476

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Note 1 – Basis of presentation
On January 16, 2007, Blackbaud, Inc. (“Blackbaud” or the “Company”) acquired privately owned Target Software, Inc. and Target Analysis Group, Inc., (together referred to as “Target”) companies that were related through common ownership and based in Cambridge, Massachusetts.
The unaudited pro forma condensed combined balance sheet was prepared as if the acquisition of Target had occurred on December 31, 2006. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 was prepared as if the acquisition had occurred on January 1, 2006.
The unaudited pro forma condensed combined financial information has been prepared on the same basis as Blackbaud’s audited consolidated financial statements. The acquisition was accounted for using the purchase method of accounting and, accordingly, the respective assets acquired and liabilities assumed have been recorded at their fair value and consolidated into the net assets of Blackbaud.
Note 2 – Purchase price
The purchase price for Target was approximately $58.8 million and consisted of $30.0 million of cash from proceeds of debt and $24.0 million of cash on hand for the purchase of the outstanding shares of Target, $2.1 million of cash on hand for the purchase of all of the outstanding vested options, $0.8 million of cash on hand for the purchase of noncompetition agreements and $1.9 million of direct acquisition-related costs. The acquisition was accounted for as a purchase and the total purchase price consisted of (in thousands):

Cash from proceeds of debt paid for outstanding shares	$30,000
Cash on hand paid for outstanding shares	24,050
Cash on hand paid for outstanding vested stock options	2,123
Cash on hand paid for noncompetition agreements	800
Direct acquisition-related costs	1,863

Total purchase price	$58,836

Additionally, we could potentially pay contingent consideration in March 2008 of up to a maximum of $2.4 million to the former stockholders of Target. The contingent consideration will be based upon achievement of certain revenue targets during 2007 and will be recognized as additional purchase price if these targets are met.
Based upon the purchase price of the acquisition, the preliminary purchase price allocation is as follows (in thousands):

Historical net book value of Target’s assets and liabilities	$2,189
Adjustments to step-up (down) assets and liabilities to fair value:
Deferred revenue	524
Acquisition-related state tax liability	(2,930)
Write-off of Target’s intangible assets	(1,195)
Write-off of deferred implementation costs	(501)
Write-off lease incentive and deferred rent liabilities	512

Fair value of acquired tangible assets and liabilities, net		(1,401)
Identifiable intangible assets			Amortization period
Marketing assets	800		5 years
Noncompetition agreements	800		5 years
Customer relationships	13,627		15 years
Software	3,655		10 years
Database	3,441		8 years

Total identifiable intangible assets		22,323
Current deferred tax assets		568
Non-current deferred tax liabilities		(568)
Goodwill		37,914

Net assets acquired		$58,836

Note 3 – Pro forma adjustments
Adjustments have been made to this unaudited pro forma condensed combined financial information to reflect the following:
(a)	To reflect the cash paid in the acquisition as noted in Note 2.

(b)	To write off the book value of deferred implementation costs.

(c)	To establish the fair value of goodwill resulting from the acquisition.

(d)	To write off the book value of Target’s intangible assets.

(e)	To write off lease incentive and deferred rent liabilities.

(f)	To establish the fair value of identifiable intangible assets resulting from the acquisition.

(g)	To record a state tax liability triggered by the acquisition.

(h)	To establish the fair value of deferred revenues.
The calculation of the fair value of Target’s deferred revenue as of the completion date of the acquisition was determined by Blackbaud and was as follows (in thousands):

	Book Value	Adjustment	Fair Value
Maintenance	$1,469	$(342)	$1,127
Hosting Implementation	642	(80)	562
Consulting	134	(102)	32

Total	$2,245	$(524)	$1,721
Less: current portion	1,909	(446)	1,463

Non-current portion	$336	$(78)	$258

(i)	To record deferred tax assets and liabilities related to assets acquired and liabilities assumed.

(j)	To eliminate the historical stockholders’ equity of Target.

(k)	To record interest expense associated with the $30.0 million in debt incurred to finance the acquisition which is assumed to be outstanding during 2006 and is based on the interest rate in effect at the transaction date. A change in the interest rate of 1/8th of a percent would result in a change of $37,500 in interest expense.

(l)	To eliminate amortization recorded on Target’s intangible assets.

(m)	To record amortization expense on the identified intangible assets resulting from the acquisition.

(n)	To record the tax impact of adjusting to Blackbaud’s effective tax rate for the period.

(o)	To reflect decrease in interest income based on the weighted average rate of return for the period.

(p)	To reflect settlement of long-term debt, loans from stockholders, accrued interest and amounts due to stockholders that occurred immediately following the acquisition.
(q)	To reverse interest expense on long-term debt and loans from stockholders as if repaid at beginning of the period.

Note 4 – Reclassification of Target’s statement of operations
The statement of operations for Target that appear in the unaudited pro forma condensed combined statement of operations were derived from the audited combined statement of operations of Target for the year ended December 31, 2006. Certain reclassifications have been made to conform with the presentation of Blackbaud’s statement of operations for inclusion in the unaudited pro forma condensed combined statement of operations. Significant changes to Target’s presentation consisted of reclassifying Target’s Reports, Modeling, Services, Lists and part of Conversion, service bureau and related services revenue categories to Blackbaud’s Service and Other revenue categories. Additionally, Target’s Salary, selling, general and administrative and Royalties and fees expense categories were reclassified to Blackbaud’s applicable cost of revenue and operating expense categories. The schedule below shows the reclassifications made to conform presentation (in thousands):

			Reclassified
Target classification	Target	Reclassifications	Target	Blackbaud classification
Revenue				Revenue
License fees	$425	$—	$425	License fees
Reports	1,985	9,055	11,040	Services
Modeling	1,505	(1,505)
Services	1,440	(1,440)
Lists	3,978	(3,978)
Support and Maintenance	2,485	—	2,485	Maintenance
Conversion, service bureau, and related services	9,297	(3,524)	5,773	Subscriptions
		1,392	1,392	Other revenue

Total revenue	21,115	—	21,115	Total revenue

				Cost of revenue
		68	68	Cost of license fees
		5,027	5,027	Cost of services
		2,439	2,439	Cost of maintenance
		3,821	3,821	Cost of subscriptions
		792	792	Cost of other revenue

	—	12,147	12,147	Total cost of revenue

Gross profit	21,115	(12,147)	8,968	Gross profit

Costs and expenses				Operating expenses
Salaries, selling, general and administrative	20,116	(16,701)	3,415	Sales and marketing
		2,126	2,126	Research and development
		2,937	2,937	General and administrative
		91	91	Amortization
Royalties and fees	506	(506)	—

Total costs and expenses	20,622	(12,053)	8,569	Total operating expenses

Income from operations	493	(94)	399	Income from operations
Interest income	2	—	2	Interest income
Interest expense	(360)	—	(360)	Interest expense
Other expense, net	(105)	94	(11)	Other expense, net

Income before provision for income taxes	30	—	30	Income before provision for income taxes
Income tax provision	23	—	23	Income tax provision

Net income	$7	$—	$7	Net income